NEWS RELEASE
Voya Financial completes acquisition of Benefitfocus

NEW YORK and CHARLESTON, South Carolina, Jan. 24, 2023 — Voya Financial, Inc. (NYSE: VOYA), a leading health, wealth and investment company, announced today that it has completed its acquisition of Benefitfocus, Inc., an industry-leading benefits administration technology company that serves employers, health plans and brokers.

As a result of the acquisition, Voya now serves the workplace benefits and savings needs of approximately 38 million individuals, or roughly one in 10 Americans. The acquisition, which was announced on Nov. 1, 2022, enhances Voya’s offering of integrated health and wealth solutions and capabilities for intermediaries, employers and employees.

“The acquisition of Benefitfocus accelerates Voya’s strategy in health and wealth solutions, adding broad-based benefits administration capabilities that extend our reach across workplace benefits and savings,” said Heather Lavallee, CEO, Voya Financial, Inc. “More specifically, this transaction expands Voya’s ability to deliver innovative solutions for employers and health plans, and helps improve the financial, physical, and emotional wellbeing of their employees and members. At the same time, Voya’s technology resources, digital capabilities, and operational expertise will add tremendous value to Benefitfocus.”

“At Benefitfocus, we are committed to helping organizations and the people they serve get the most out of their health and benefit investments,” said Matt Levin, president and CEO, Benefitfocus. “We are thrilled to be joining forces with Voya to build on our incredible progress and accelerate our impact for employers, partners and health plans.”

“This acquisition allows us to increase our capabilities and insights for the benefit of our customers, while deepening the strength and breadth of our distribution reach,” said Rob Grubka, CEO, Workplace Solutions, Voya Financial, Inc. “Benefitfocus’ capabilities and expertise allows us to better serve customers and deepen partnerships with other benefits administration providers and distribution partners as we create better integrated experiences for customers across their workplace benefits.”

Voya plans to further discuss the strategic and financial benefits of this transaction during its fourth-quarter and full-year 2022 earnings call on Wednesday, Feb. 8, 2023.

Perella Weinberg Partners LP served as financial advisor, and Cleary Gottlieb Steen & Hamilton LLP served as legal counsel to Voya in connection with this transaction. Barclays served as financial advisor, and Sullivan & Cromwell LLP served as legal counsel to Benefitfocus.

Media Contacts:
Christopher Breslin    Maurissa Kanter
Voya Financial    Benefitfocus
(212) 309-8941    843-981-8859
Christopher.Breslin@voya.com     maurissa.kanter@benefitfocus.com
Investor Contacts:
Michael Katz     Doug Kuckelman
Voya Financial    Benefitfocus
(212) 309-8999    (843) 790-7460
IR@voya.com     doug.kuckelman@benefitfocus.com

About Voya Financial®
Voya Financial, Inc. (NYSE: VOYA), is a leading health, wealth and investment company that provides products, solutions and technologies that enable a better financial future for its clients, customers and society. Serving the needs of 14.3 million individual, workplace and institutional clients, Voya has approximately 6,000 employees and had $711 billion in total assets under management and administration as of September 30, 2022. Certified as a “Great Place to Work” by the Great Place to Work® Institute, Voya is purpose-driven and equally committed to conducting business in a way that is socially, environmentally, economically and ethically responsible. Voya has earned recognition as: one of the World’s Most Ethical Companies® by the Ethisphere Institute; a member of the Bloomberg Gender-Equality Index; and a “Best Place to Work for Disability Inclusion” on the Disability Equality Index. For more information, visit voya.com. Follow Voya Financial on Facebook, LinkedIn and Twitter @Voya.

About Benefitfocus
At Benefitfocus, a Voya Financial business, our mission is simple: To improve lives with benefits. We are committed to helping organizations, and the people they serve, get the most out of their health care and benefit programs. Through exceptional service and innovative benefits administration technology we help simplify the complexity of benefits and deliver an experience that engages people for better health and improved outcomes. Learn more at www.benefitfocus.com, LinkedIn, Facebook, Instagram and Twitter.

Forward-Looking and Other Cautionary Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Voya does not assume any obligation to revise or update these statements to reflect new information, subsequent events or changes in strategy. Forward-looking statements include statements relating to future developments in our business or expectations for our future financial performance and any statement not involving a historical fact. Forward-looking statements use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Actual results, performance or events may differ materially from those projected in any forward-looking statement due to, among other things, (i) general economic conditions, particularly economic conditions in our core markets, (ii) performance of financial markets, (iii) the frequency and severity of insured loss events, (iv) the effects of natural or man-made disasters, including pandemic events and cyber terrorism or cyber attacks and specifically the current COVID-19 pandemic event, (v) mortality and morbidity levels, (vi) persistency and lapse levels, (vii) interest rates, (viii) currency exchange rates, (ix) general competitive factors, (x) changes in laws and regulations, such as those relating to Federal taxation, state insurance regulations and NAIC regulations and guidelines, (xi) changes in the policies of governments and/or regulatory authorities, (xii) our ability to successfully manage the separation of our individual life business on the expected timeline and economic terms, (xiii) our ability to realize the expected financial and other benefits from the transaction with Allianz Global Investors, (xiv) our ability to realize the expected financial and other benefits of the transaction with Benefitfocus; and (xv) such other factors as are set forth in Voya’s periodic public filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to those described in the “Risk Factors,” “Management’s Discussion and Analysis of Results of Operations and Financial Condition (“MD&A”) – Trends and Uncertainties” and “Forward Looking Statements” sections of its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in other documents filed from time to time with the SEC, as applicable, all of which are available at www.sec.gov.

VOYA-IR VOYA-CF VOYA-RET VOYA-EB

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